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                                                                       Exhibit 4

                          REGISTRATION RIGHTS AGREEMENT


         This Agreement, dated August __, 2001, is by and between Columbia Energy Group, a Delaware corporation (the "Seller"), and AmeriGas Partners, L.P., a Delaware limited partnership (the "Company").

         Reference is made to the Amended and Restated Purchase Agreement dated as of August __, 2001 (the "Purchase Agreement"), by and among the Seller, Columbia Propane Corporation, a Delaware corporation, Columbia Propane, L.P., a Delaware limited partnership, CP Holdings, Inc., a Delaware corporation, AmeriGas Propane, L.P., a Delaware limited partnership, the Company, and AmeriGas Propane, Inc., a Pennsylvania corporation, pursuant to which the Company is issuing common limited partnership units of the Company to the Seller.

         The Company agrees with the Seller as follows:

1. DEFINITIONS. (a) As used in this Agreement and except as otherwise defined herein, the following defined terms shall have the following meanings:

         "Affiliate" of any specified Person means any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such specified Person. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Applicable Securities" means, in relation to a Registration Statement, the Registrable Securities identified in the related Demand Notice or the Registrable Securities that are being included in a Piggyback Registration or a Shelf Piggyback Registration pursuant to Section 3.

         "Closing Date" means the date of the closing under the Purchase Agreement.

         "Commission" means the United States Securities and Exchange
Commission.

         "Demand Notice" means a notice given by the Seller pursuant to Section 2(a).

         "Effectiveness Period" means, as to a Registration Statement, the period during which such Registration Statement is effective.

         "Effective Time" means the date on which the Commission declares a Registration Statement effective or on which a Registration Statement otherwise becomes effective.

         "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

         "Notice of Piggyback Registration Rights" means as defined in Section 3 hereof.
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         "Notice of Shelf Piggyback Registration Rights" means as defined in
Section 3 hereof.

         "Person" means an individual, partnership, limited partnership, corporation, trust, limited liability company or unincorporated organization or other entity or organization, including a government or agency or political subdivision thereof.

         "Piggyback Registration" means as defined in Section 3 hereof.

         "Prospectus" means the prospectus (including any preliminary prospectus, any final prospectus and any prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A under the Securities Act) included in a Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Applicable Securities covered by a Registration Statement, and by all other amendments and supplements to such prospectus, including all material incorporated by reference in such prospectus and all documents filed after the date of such prospectus by the Company under the Exchange Act and incorporated by reference therein.

         "Registrable Securities" means the Securities, other than Unrestricted Securities.

         "Registration" means a registration under the Securities Act effected pursuant to Section 2 or 3 hereof.

         "Registration Expenses" means all expenses incident to the Company's performance of or compliance with any Registration of the Registrable Securities pursuant to this Agreement, including all registration, filing and New York Stock Exchange fees, all fees and expenses of complying with securities or "blue sky" laws, all word-processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, premiums and other costs of policies of insurance obtained by the Company against liabilities arising out of the public offering of the Registrable Securities being registered, but excluding fees and disbursements of counsel retained by the Seller, premiums and other costs of policies of insurance obtained by the Seller or its agents or Underwriter against liabilities arising out of the public offering of the Registrable Securities being registered, any fees and disbursements of underwriters and all underwriting discounts and commissions and transfer taxes, if any, relating to the Registrable Securities.

         "Registration Statement" means a registration statement filed under the Securities Act by the Company pursuant to the provisions of Section 2 or 3 hereof, including the Prospectus contained therein, any amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

         "Rules and Regulations" means the published rules and regulations of the

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Commission promulgated under the Securities Act or the Exchange Act, as in effect at any relevant time.

         "Securities" means the common limited partnership units of the Company that are being issued to the Seller contemporaneously herewith by the Company pursuant to the Purchase Agreement and any securities issued in respect of such units as a result of any split, distribution, recapitalization or similar event.

         "Securities Act" means the United States Securities Act of 1933, as amended.

         "Shelf Piggyback Registration" means as defined in Section 3 hereof.

         "Underwriter" means any underwriter of the Applicable Securities designated by the Seller, either pursuant to Section 2(e) or in connection with a Piggyback Registration or a Shelf Piggyback Registration pursuant to Section 3.

         "Underwriting Period" means as defined in Section 2 hereof.

         "Unrestricted Securities" means any Security or Securities that (i) have been effectively registered under the Securities Act, (ii) have been transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) under circumstances in which any legend relating to restrictions on transfer under the Securities Act is removed, (iii) have otherwise been transferred and new securities not subject to transfer restrictions under the Securities Act have been delivered upon such transfer by or on behalf of the Company or (iv) would be transferable by the Seller in an amount that is consistent with section (e) of Rule 144 or any successor rule.

         (b) The words "include," "includes" and "including," when used in this Agreement, shall be deemed to be followed by the words "without limitation."

2. DEMAND REGISTRATION.

         (a) At any time following the date that is the later of (i) 90 days after the Closing Date, or (ii) the date on which the Company files with the Commission the audited financial statements required by the Rules and Regulations to be filed as a result of the consummation of the transactions contemplated by the Purchase Agreement, the Seller shall have the right, but on not more than one occasion if the Seller requests that the Company file a shelf Registration Statement or two occasions if the Seller does not request that the Company file a shelf Registration Statement, between such Closing Date and the second anniversary thereof (as extended under Section 2(b) hereof), to require the Company to register for offer and sale under the Securities Act all or a portion of the Registrable Securities then outstanding. As promptly as practicable after the Company receives a notice from the Seller (a "Demand Notice") demanding that the Company register for offer and sale under the Securities Act Registrable Securities consisting of at least $25 million of the Registrable Securities held by the Seller pursuant to this Agreement, subject to
Section 2(b), the Company shall (i) use reasonable efforts to file with the Commission a Registration Statement relating to the offer and sale of the Applicable Securities on such form as the Company may reasonably deem appropriate;

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provided that the Company shall not, unless the Company is eligible to use a
Form S-3, be obligated to register any securities on a shelf Registration Statement and the Company shall not, unless the Company otherwise consents, be obligated to register securities for offer or sale on a continuous basis for more than 30 days or in a delayed offering that is not an underwritten offering for at least $25 million of the Registrable Securities; and, thereafter, (ii) use reasonable efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as practicable after the date of filing of such Registration Statement. Subject to Section 2(b), the Company shall use reasonable efforts to keep (I) a Registration Statement that is not a shelf Registration Statement continuously effective in order to permit the Prospectus forming a part thereof to be usable by the Seller for resales of the Registrable Securities for an Effectiveness Period ending on the earlier of (x) 30 days from the Effective Time of such Registration Statement or (y) such time as all of such securities have been disposed of by the Seller or (II) a Registration Statement that is a shelf Registration Statement continuously effective in order to permit the Prospectus forming a part thereof, as supplemented, to be usable for resales of the Registrable Securities at any time until the earlier of (x) the second anniversary of the date hereof (as extended under Section 2(b) hereof) or (y) such time as the Seller would not be entitled under this provision to use the shelf Registration Statement for any additional offerings.

         (b) The Company shall have the right to postpone (or, if necessary or advisable, withdraw) the filing, or delay the effectiveness, of a Registration Statement, or fail to keep such Registration Statement continuously effective, or not amend or supplement the Registration Statement or included Prospectus if the Company determines based upon the advice of counsel that it would be advisable to disclose in the Registration Statement a financing, acquisition or other corporate transaction or other material information, and the Company shall have determined in good faith that such disclosure is not in the best interests of the Company and the holders of common limited partnership units of the Company; provided that no such postponement shall exceed 90 consecutive days, or 180 days in the aggregate during the applicable time period specified in Section 2(a) hereof, except that a failure to keep a shelf Registration Statement continuously effective at a time other than when the Seller has given notice of a proposal to make an underwritten offering or such an underwritten offering is in process (the period from the time when the Seller has given notice of a proposal to make an underwritten offering (except if such notice is withdrawn) and the closing of such underwritten offering is referred to herein as the "Underwriting Period") shall not be considered a postponement; and provided further that the applicable time period specified in Section 2(a) hereof shall be extended by the number of days of any postponement of the filing or effectiveness of the Registration Statement pursuant to this Section 2(b). Any Registration Statement that is withdrawn pursuant to this Section 2(b) shall be deemed not to have been requested for purposes of Section 2(a) hereof.

         (c) The Company may include in any Registration requested pursuant to
Section 2(a) hereof other securities for sale for its own account or for the account of another Person, subject to the following sentence. In connection with an underwritten offering, if the managing underwriter or underwriters advise the Company that, in its or their opinion, the number of the Applicable Securities requested by the Seller to be

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registered and the number of such other securities exceed the number that can be sold in such offering, the Company shall include in such Registration Statement the number of the Applicable Securities and such other securities that, in the opinion of such managing underwriter or underwriters, can be sold as follows:
(i) first, the Applicable Securities requested to be registered, and (ii) second, any other securities requested by the Company or another Person to be included in such Registration.

         (d) The Seller shall have the right to withdraw any such request made pursuant to Section 2(a) hereof for the filing of a Registration Statement that is not a shelf Registration Statement (i) prior to the time the Registration Statement in respect of such Registration has been declared effective, (ii) upon the issuance by a governmental agency or the Commission of a stop order, injunction or other order that interferes with such Registration, (iii) upon the Company's availing itself of the right to postpone the offering pursuant to
Section 2(b) hereof or (iv) if the Seller is prevented pursuant to Section 2(c) hereof from selling all of the Applicable Securities it requested to be registered. The Registration requested by the Seller shall only be deemed to have been effected (and, therefore, requested) for purposes of Section 2(a) hereof if (I) the Seller withdraws any Registration request pursuant to Section 2(a) hereof after the Commission filing fee is paid with respect thereto, except if, as a result of the provisions of Section 2(c) hereof, less than 50% of the Applicable Securities requested to be included in such Registration by the Seller have been included, and (II) the Company has not availed itself of
Section 2(b) with respect to such Registration request or the Company has availed itself of Section 2(b) and the withdrawal request is not made within 10 days after the termination of the suspension period occasioned by the Company's exercise of its rights under Section 2(b) hereof.

         (e) In the event that any Registration pursuant to this Section 2 shall involve, in whole or in part, an underwritten offering, one co-lead managing underwriter shall be selected by the Company and shall be reasonably acceptable to the Seller, and the other co-lead underwriter shall be selected by the Seller and shall be reasonably acceptable to the Company. Any additional co-managing underwriters shall be selected by the Company.

3. PIGGYBACK REGISTRATIONS.

         (a) Right to Piggyback. If at any time after the Closing Date and prior to the third anniversary thereof the Company proposes to register any of its securities under the Securities Act for sale in an underwritten public offering, whether or not for sale for its own account, and the registration form to be used may be used for the registration of the Registrable Securities, the Company will give prompt written notice to the Seller of such registration (a "Notice of Piggyback Registration Rights"). Upon the written request of the Seller given within five (5) business days after the Seller's receipt of the Company's notice of the proposed offering and specifying the Registrable Securities intended to be disposed of by the Seller and the other information about the Seller required to be included in the Registration Statement, the Company will use its best efforts to include in the Registration Statement all of the Registrable Securities that the Company has been so requested to register (a "Piggyback Registration").

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         (b) Right to Piggyback on Shelf. If at any time after the Closing Date and prior to the third anniversary thereof the Company determines to amend its shelf registration statement to register on such registration statement all or some of the Registrable Securities for sale in an underwritten public offering, the Company will give prompt written notice to the Seller of such registration (a "Notice of Shelf Piggyback Registration Rights"). Upon the written request of the Seller given within five (5) business days after the Seller's receipt of the Company's notice of the proposed amendment and specifying the Registrable Securities intended to be disposed of by the Seller and the other information about the Seller required to be included in the amendment to the shelf Registration Statement, the Company will use its best efforts to include in the shelf Registration Statement all of the Registrable Securities that the Company has been so requested to register (a "Shelf Piggyback Registration").

         (c) Notwithstanding the foregoing, if, at any time after giving a Notice of Piggyback Registration Rights or Notice of Shelf Piggyback Registration Rights, and prior to the effective date of its proposed Registration Statement, the Company shall determine for any reason to abandon or to delay the registration giving rise to such Registration, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any of the Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith) and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any of the Registrable Securities for the same period of time as the delay in registering such other securities. Notwithstanding anything herein to the contrary, if the Company includes all or some of the Registrable Securities in a Registration Statement for a Shelf Piggyback Registration filed with the Commission, the Seller's registration rights in Section 3 shall be suspended for so long as the Registration Statement for such Shelf Piggyback Registration is maintained continuously effective and in compliance with the Securities Act and usable for resale of all of the Registrable Securities.

         (d) Priority in Registrations. In connection with a Piggyback Registration or an offering on a Shelf Piggyback Registration, if the managing underwriter or underwriters advise the Company that, in its or their opinion, the number of the Applicable Securities requested by the Seller to be registered and the number of such other securities exceed the number that can be sold in such offering, the Company shall include in such Registration the number of the Applicable Securities and such other securities that, in the opinion of such managing underwriter or underwriters, can be sold as follows: (i) first, the securities proposed by the Company to be sold for its own account and (ii) second, the Applicable Securities requested to be included in such registration by the Seller.

4. REGISTRATION PROCEDURES. In connection with a Registration Statement, the following provisions shall apply:

         (a) The Company shall furnish to the Seller, prior to the Effective Time, a copy of the Registration Statement initially filed with the Commission, and shall furnish

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to the Seller copies of each amendment thereto and each amendment or supplement, if any, to the Prospectus included therein.

         (b) Subject to Sections 2(b) and 3(c) hereof and in respect of a Registration Statement under Section 2 or 3 hereof, the Company shall use reasonable efforts to promptly take such action as may be reasonably necessary so that (i) each of the Registration Statement and any amendment thereto and the Prospectus forming part thereof and any amendment or supplement thereto (and each report or other document incorporated therein by reference in each case), when it becomes effective, complies in all material respects with the Securities Act and the Exchange Act and the respective rules and regulations thereunder,
(ii) each of the Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) each of the Prospectus forming part of the Registration Statement, and any amendment or supplement to such Prospectus, does not, at any time during the period during which the Company is required to keep a Registration Statement continuously effective under Section 2(a) hereof, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that the Seller provides to the Company the information about the Seller required to be in the Prospectus.

         (c) The Company shall, promptly upon learning thereof, advise the Seller, and shall confirm such advice in writing if so requested by the Seller:

                  (i) when the Registration Statement and any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

                  (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus included therein or for additional information;

                  (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for such purpose;

                  (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the securities included in the Registration Statement for sale in any jurisdiction or the initiation of any proceeding for such purpose; and

                  (v) following the effectiveness of any Registration Statement, other than a shelf Registration Statement and a Shelf Piggyback Registration (in each case except during an Underwriting Period) of the happening of any event or the existence of any state of facts

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                           that requires the making of any changes in the
                           Registration Statement or the Prospectus included therein so that, as of such date, such Registration Statement and Prospectus do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to the Seller to suspend the use of the Prospectus until the requisite changes have been made, which instruction the Seller agrees to follow).

         (d) In respect of a Registration Statement under Section 2 or 3 hereof, the Company shall use reasonable efforts to prevent the issuance, and, if issued, to obtain the withdrawal, of any order suspending the effectiveness of the Registration Statement at the earliest possible time.

         (e) The Company shall furnish to the Seller, without charge, at least one copy of the Registration Statement and any post-effective amendments and supplements thereto, including financial statements and schedules and, if the Seller so requests in writing, all reports, other documents and exhibits that are filed with or incorporated by reference into the Registration Statement.

         (f) The Company shall, during the period during which the Company is required to keep a Registration Statement continuously effective under Section 2(a) hereof and during an offering pursuant to a Piggyback Registration or a Shelf Piggyback Registration, deliver to the Seller, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in the Registration Statement and any amendment or supplement thereto as the Seller may reasonably request; and the Company consents (except during the continuance of any event described in Section 2(b) or Section 4(c)(v) hereof or during a period other than an Underwriting Period for a shelf Registration Statement or a Shelf Piggyback Registration) to the use of the Prospectus, with any amendment or supplement thereto, by the Seller in connection with the offering and sale of the Applicable Securities covered by the Prospectus and any amendment or supplement thereto during such period.

         (g) Prior to any offering of the Applicable Securities pursuant to the Registration Statement, the Company shall use reasonable efforts to (i) register or qualify or cooperate with the Seller and its respective counsel in connection with the registration or qualification of such Applicable Securities for offer and sale under the securities or "blue sky" laws of such jurisdictions within the United States as the Seller may reasonably request, (ii) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers and sales in such jurisdictions for the period during which the Company is required to keep a Registration Statement continuously effective under Section 2(a) hereof and (iii) take any and all other actions reasonably requested by the Seller that are necessary or advisable to enable the disposition in such jurisdictions of such Applicable Securities; provided, however, that in no event shall the Company be obligated to (I) qualify as a foreign limited partnership or

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as a dealer in securities in any jurisdiction where it would not otherwise be required to so qualify but for this Agreement or (II) file any general consent to service of process or subject itself to tax in any jurisdiction where it is not so subject.

         (h) The Company shall cooperate with the Seller to facilitate the timely preparation and delivery of certificates representing the Applicable Securities to be sold pursuant to the Registration Statement, which certificates shall comply with the requirements of any United States securities exchange upon which any Applicable Securities are listed (provided that nothing herein shall require the Company to list any Registrable Securities on any securities exchange on which they are not currently listed), and which certificates shall be free of any restrictive legends and in such permitted denominations and registered in such names as the Seller may request in connection with the sale of the Applicable Securities pursuant to the Registration Statement.

         (i) The Company shall, in the event of an underwriting of the Applicable Securities, enter into indemnification provisions and procedures substantially identical to those set forth in Section 6 hereof with respect to all parties to be indemnified pursuant to Section 6 hereof, provided that the Seller does the same as to matters customarily indemnified against by selling security holders, and the Company shall not be required to provide any other indemnification in favor of any Indemnitee.

         (j) The Company shall use reasonable efforts to:

                  (i) cooperate with the Seller and its advisors in their efforts to conduct appropriate due diligence as is customary for a company of the size and character of the Company and make such reasonable representations and warranties in the applicable underwriting agreement to the Underwriters, in form, substance and scope as are customarily made by the Company to underwriters in secondary underwritten offerings of equity;

                  (ii) in connection with any underwritten offering, obtain opinions of counsel to the Company (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Underwriters) addressed to the Underwriters, covering such matters that the Company customarily covers in opinions requested in secondary underwritten offerings of equity, to the extent reasonably required by the applicable underwriting agreement;

                  (iii) in connection with any underwritten offering, obtain "cold comfort" letters and updates thereof from the independent public accountants of the Company (and, if necessary, from the independent public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to the Seller (if the Seller has provided such letter, representation or documentation, if any,

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                           required for such "cold comfort" letter to be so
                           addressed) and the Underwriters, in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with secondary underwritten offerings of Company securities; and

                  (iv) in connection with any underwritten offering, deliver such documents and certificates as may be reasonably requested by the Seller and the Underwriters, if any, including certificates to evidence compliance with any conditions contained in the underwriting agreement or other agreements entered into by the Company.

         (k) In respect of a Registration Statement under Section 2 or 3 hereof, the Company shall use reasonable efforts to take all other steps reasonably necessary to effect the timely registration, offering and sale of the Applicable Securities covered by the Registration Statement contemplated hereby.

         (l) The Company shall use commercially reasonable efforts to prepare and file with the Commission the audited financial statements required by the Rules and Regulations to be filed as a result of the consummation of the transactions contemplated by the Purchase Agreement within the time period specified for such filing under Item 7(a)(4) of Form 8-K. It shall be a condition precedent to the obligations of the Company to register the Applicable Securities pursuant to Sections 2 and 3 hereof that the Seller shall cooperate with the Company in its efforts to obtain the financial statements of the business that the Company acquired from the Seller that are required in the Registration Statement, the consents and "cold comfort" letters from the independent public accountants, and any required "management representation letter" relating thereto.

5. REGISTRATION EXPENSES. The Company shall bear the Registration Expenses in connection with the performance of its obligations under Sections 2, 3 and 4 hereof. The Seller shall bear all other expenses relating to any Registration or sale, including the fees and expenses of counsel to the Seller and any applicable underwriting discounts or commissions.

6. INDEMNIFICATION AND CONTRIBUTION.

         (a) Upon the Registration of the Applicable Securities pursuant to
Section 2 or 3 hereof, the Company shall indemnify and hold harmless the Seller and each Underwriter, selling agent or other securities professional, if any, that facilitates the disposition of the Applicable Securities, and each of their respective officers and directors and each Person who controls the Seller, such Underwriter, selling agent or other securities professional within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such Person being sometimes referred to as an "Indemnified Person"), against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of

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a material fact contained in any Registration Statement under which such
Applicable Securities are to be registered under the Securities Act, or any Prospectus contained therein or furnished by the Company to any Indemnified Person, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company hereby agrees to reimburse such Indemnified Person for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable to any such Indemnified Person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or Prospectus, or amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by such Indemnified Person or its agent expressly for use therein; provided further, however, that the Company shall not be liable to the extent that any loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon (i) the use of any Prospectus after such time as the obligation of the Company to keep the same effective and current has expired, or (ii) the use of any Prospectus after such time as the Company has advised the Seller in writing that a post-effective amendment or supplement thereto is required, except such Prospectus as so amended or supplemented; and provided further, however, that the Company shall not be liable to any Indemnified Person to the extent that any loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Indemnified Person's failure to send or give a copy of the final prospectus or supplement to the Persons asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was timely corrected in such final prospectus or supplement.

         (b) The Seller agrees, as a consequence of the inclusion of any of the Seller's Applicable Securities in such Registration Statement, and each Underwriter, selling agent or other securities professional, if any, that facilitates the disposition of the Applicable Securities shall agree, as a consequence of facilitating such disposition of the Applicable Securities, severally and not jointly, to (i) indemnify and hold harmless the Company, its directors and officers and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or such other Person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such Registration Statement or Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Seller, such Underwriter, selling agent or other securities professional or its agent expressly for use therein, and (ii) reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

         (c) Promptly after receipt by any Person entitled to indemnity (an "Indemnitee") under Section 6(a) or (b) hereof of notice of the commencement of any action or claim, such Indemnitee shall, if a claim in respect thereof is to be made against an indemnitor under this Section 6 (an "Indemnitor"), notify such Indemnitor in writing of the commencement thereof; but the omission so to notify the Indemnitor shall not relieve it from any liability that it may have to any Indemnitee except to the extent of any actual prejudice. In case any such action shall be brought against any Indemnitee and it shall notify an Indemnitor of the commencement thereof, such Indemnitor shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other Indemnitor similarly notified, to assume the defense thereof, with counsel satisfactory to such Indemnitee, and, after notice from the Indemnitor to such Indemnitee of its election so to assume the defense thereof, such Indemnitor shall not be liable to such Indemnitee under this Section 6 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such Indemnitee, in connection with the defense thereof. No Indemnitor shall, without the written consent of the Indemnitee, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnitee is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the Indemnitee from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any Indemnitee.

         (d) If the indemnification provided for in this Section 6 is unavailable to or insufficient to hold harmless an Indemnitee under Section 6(a) or (b) hereof in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each Indemnitor shall contribute to the amount paid or payable by such Indemnitee as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnitor and the Indemnitee in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such Indemnitor and Indemnitee shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnitor or by such Indemnitee, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined solely by pro rata allocation (even if the Seller or any Underwriters, selling agents or other securities professionals or all of them were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 6(d). The amount paid or payable by an Indemnitee as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such Indemnitee in connection with investigating or defending any such action or claim except to the extent any legal fees are incurred after the Indemnitor assumes the defense of the litigation as set forth in Section 6(c) above. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The obligations of the Seller and any Underwriters, selling agents or other securities professionals under this Section 6(d) to contribute shall be several in proportion to the percentage of the principal amount of Applicable Securities registered or underwritten, as the case may be, by them and not joint.

         (e) The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have to any Indemnitee and the obligations of any Indemnified Person under this Section 6 shall be in addition to any liability which such Indemnified Person may otherwise have to the Company. The remedies provided in this Section 6 are not exclusive and shall not limit any rights or remedies that may otherwise be available to an Indemnitee at law or in equity.

7. MISCELLANEOUS.

         (a) This Agreement, including this Section 7(a), may be amended, and waivers or consents to departures from the provisions hereof may be given, only by a written instrument duly executed, in the case of an amendment, by the Company and the Seller, or in the case of a waiver or consent, by the party against whom the waiver or consent, as the case may be, is to be effective.

         (b) All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given as follows:

         if to the Company in person, by courier or telecopier, to:

                  AmeriGas Partners, L.P.
                  460 North Gulph Road
                  King of Prussia, PA  19406
                  Attn:  Vice President - Law
                  Fax: (610) 992-3258

         if to the Company by U.S. Mail, to:

                  AmeriGas Partners, L.P.
                  P.O. Box 965
                  Valley Forge, PA 19482
                  Attn.: Vice President - Law

         with a copy to:

                  Morgan, Lewis & Bockius LLP

                  1701 Market Street
                  Philadelphia, PA  19103-2921
                  Attn:  Howard L. Meyers
                  Fax: (215) 963-5299

         if to the Seller, to:

                  Columbia Energy Group
                  801 East 86th Avenue
                  Merrillville, Indiana 46410
                  Attention:  Chief Financial Officer
                  Fax: (219) 647-6060

         with a copy to:

                  Schiff Hardin and Waite
                  6600 Sears Tower
                  Chicago, Illinois  60606
                  Attention:  Peter V. Fazio, Jr.
                  Fax: (312) 258-5600

         (c) No party may assign this Agreement without the prior consent of the other party, which consent will not be unreasonably withheld or delayed; provided, however, that the Seller may assign this Agreement to a subsidiary or parent or other entity owned or controlled by (or owning or controlling) that party upon notice to the other parties; provided further, however, that any such assignment shall not release, affect or reduce in any way the assigning party's obligations under this Agreement. All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective legal successors and permitted assigns of the parties hereto.

         (d) This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (e) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (f) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAWS.

         (g) The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or entity or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, such provision and (ii) the remainder of this Agreement and the application of such provision to other Persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

         (h) The respective indemnities, agreements, representations, warranties and other provisions set forth in this Agreement or made pursuant hereto shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Seller, any director, officer or partner of the Seller, any agent or Underwriter, any director, officer or partner of such agent or Underwriter, or any controlling Person of any of the foregoing, and shall survive the transfer and Registration of the Applicable Securities.

         (i) The Seller shall cooperate with respect to any Registration effected under this Agreement and shall provide such information, documents and instruments as may be reasonably requested in connection therewith.

         (j) The Seller agrees to keep confidential the fact that the Company has exercised its rights under Section 2(b) or 3(c), any advice of the Company pursuant to Section 4(c) and any other confidential information provided by the Company in connection with this Agreement.

         (k) The obligations of the Company hereunder shall terminate upon the earlier of (i) three years from the date hereof (as extended under Section 2(b) hereof) and (ii) the date upon which any Registrable Securities cease to be outstanding; except that the indemnification and contribution obligations of the parties under Section 6 of this Agreement shall continue until the expiration of the applicable statute of limitations.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized officers as of the day and year first above written.



                                         COLUMBIA ENERGY GROUP

                                         By:
                                            -----------------------------
                                         Name:
                                         Title:


                                         AMERIGAS PARTNERS, L.P.

                                         By: AmeriGas Propane, Inc.
                                         Its:  General Partner

                                         By:
                                            -----------------------------
                                         Name:
                                         Title: